EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement of CHS Electronics, Inc. on Form S-4 (dated April 22, 1998) of our report dated April 21, 1997, except as to the information presented in Note 20 for which the date is October 22, 1997, on our audits of the consolidated financial statements of Santech Micro Group ASA, as of December 31, 1996 and for the year then ended.

Olso, Norway
May 13, 1998
Coopers & Lybrand ANS